Exhibit 5.1
[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]
August 5, 2021
Summit Materials, Inc.
1550 Wynkoop Street, 3rd Floor
Denver, Colorado 80202
Ladies and Gentlemen:
We have acted as counsel to Summit Materials, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of an aggregate of up to 9,500,000 shares (the “Shares”) of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), consisting of: (i) up to 4,000,000 shares of Class A Common Stock that may be issued by the Company pursuant to the Summit Materials, Inc. Amended and Restated 2015 Omnibus Incentive Plan (the “Omnibus Plan”) and (ii) up to 5,500,000 shares of Class A Common Stock that may be issued by the Company pursuant to the Summit Materials, Inc. 2021 Employee Stock Purchase Plan (the “ESPP” and, together with the Omnibus Plan, the “Plans”).
We have examined the Registration Statement, the Restated Certificate of Incorporation of the Company (the “Restated Certificate”) and the Plans, each of which has been filed with the Commission as an exhibit to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that upon issuance and delivery in accordance with the applicable Plan, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.
We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP